UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 4, 2008, the Board ratified the actions of the Compensation and Executive Personnel Committee ("Committee") of the Board taken at a meeting of the Committee on that day. In response to Section 409A of the Internal Revenue Code ("Code"), the Committee approved the following amended plans and agreements: (i) forms of Employment Agreement, (ii) forms of Amendment to Employment Agreement, (iii) Amendment to Retention Agreement, (iv) Director Equity Plan, amended and restated, (v) 2005 DVDCP, amended and restated, (vi) 2005 EVDRP, amended and restated, (vii) Stock Option and Incentive Plan, amended and restated ("Stock Option Plan"), (viii) forms of Equity Agreements under Stock Option Plan, (ix) additional forms of Equity Agreements under Stock Option Plan, and (x)Benefit Restoration Plan, amended and restated.

Item 9.01 Financial Statements and Exhibits.

Exhibit - 10.19.9 Forms of Equity Agreement under Stock Option Plan
Exhibit - 10.19.10 Additional Forms of Equity Agreement under Stock Option Plan
Exhibit - 10.15.1 Director Equity Plan, amended and restated
Exhibit - 10.18.2 2005 DVDCP, amended and restated
Exhibit - 10.19.8 Stock Option and Incentive Plan, amended and restated
Exhibit - 10.31.2 2005 EVDRP, amended and restated
Exhibit - 10.32.1 BRP, amended and restated
Exhibit - 10.8.3.1 Forms of Employment Agreement
Exhibit - 10.8.3.2 Forms of Amendment to Employment Agreement
Exhibit - 10.8.4.1 Amendment to Retention Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

December 10, 2008	By:	/s/ Daniel R. O'Bryant

Name: Daniel R. O'Bryant
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.19.10	Additional Forms of Equity Agreement under Stock Option Plan
10.32.1	BRP, amended and restated (reformatted)